Q3 2020 August 5, 2020 Dear Fellow Shareholders, This past quarter illustrated the strength of our culture and the Sonos brand. The adaptability and resiliency displayed by our team was inspiring, and makes me confident that Sonos will continue to thrive in the face of any challenges that come our way. Despite the global pandemic and closure of many physical retail stores, we were able to suc- cessfully launch three new products that have been received extremely well by customers. Their sales helped support our better than expected third quarter financial results, which we achieved primarily through record direct-to-consumer (DTC) revenue. We see continued strength and momentum as we look forward and are on track to deliver our 15th consecutive year of revenue growth in fiscal 2020. We delivered third quarter revenue of $249.3 million, down only 4% year-over-year despite the ongoing physical retail store closures. One of the key factors in our ability to achieve this was the investments we’ve made in our DTC efforts. We quickly adapted when physical retail stores started to close in the second quarter, and drove a 299% year-over-year increase in our DTC revenue in the third quarter. We performed especially well in the United States and United Kingdom, where total revenue grew 4% and 13% year-over-year, respectively. Indeed, sales were so strong that we exited the quarter out of stock on seven of our key products, as demand exceeded our expectations. We are working hard to get these orders filled and will be in a better inventory position in the fourth quarter. Our GAAP gross margin was 44.0%. Excluding the impact of tariffs during the quarter, gross margin would have increased 60 basis points to 45.7%. This increase was largely the result of 1 Q3 FY2020 volume and mix shifts into higher margin products, including our new flagship soundbar Arc, the popular Sonos Move, and our two other new product introductions, as well as shifts into higher margin channels during the quarter. Adjusted EBITDA was a loss of $2.7 million for the quarter, but excluding the impact of tariffs, adjusted EBITDA was a profit of $1.3 million during the quarter. New Product Introductions - Stronger than Expected Demand We kicked off the third quarter on a strong note with the success of our “At Home with Sonos” marketing campaign. Our ambition was to help make people’s lives a little more joyful while they were spending more time at home. To do this, we completely pivoted our marketing efforts to a digital campaign with tips on how to get the most out of your Sonos system coupled with a targeted promotional offer. This campaign ran from April 2 through May 5. The strong momentum continued, even without a promotion, as our newest product introduc- tions, Arc, Five, and Sub, as well as Move, generated tremendous demand. We have remained laser focused on continuing to design products and experiences that are easy to use, deliver brilliant sound, and give users freedom of choice as far as music and voice services. We were thrilled to launch three new premium products into the marketplace in June and to have those products resonate so strongly with both professional reviewers and customers. First, Arc ($799 MSRP) – our premium smart soundbar that delivers our most immersive enter- tainment experience and sets a new standard for home theater sound. Despite the higher price point, we sold significantly more Arcs during preorder than we did during the preorder period when we launched Beam ($399 MSRP) two years ago. Media reception to Arc has also been in- credibly favorable. Arc has quickly earned top recommendations in the category, focused on its premium sound experience with the introduction of Dolby Atmos, design, ease-of-use and the ability to expand to a full home theater set-up as part of the system. WIRED commented that Arc was “a wonderful way to turn a simple TV into a full-on home theater,” making it a WIRED recommended product with a 9/10 rating. We also launched the Sonos Five ($499 MSRP) which is our most powerful speaker, deliver- ing the same studio-quality sound as the beloved Play:5 and bringing increased memory, pro- cessing power, and a new wireless radio. And third, we introduced our new Sub ($699 MSRP) featuring the same iconic design and bold bass as its predecessor, but with upgrades such as increased memory, processing power, and more. 2 Q3 FY2020

Despite the work from home and travel restrictions in place, the team worked creatively to suc- cessfully market and launch these products. Ahead of the product announcement we made a quick pivot to a digital-first press experience, where media could find bespoke creative mate- rials that illustrated the audio and engineering feat of Arc’s capabilities, coupled with in-depth commentary from the product and engineering teams. Without the benefit of in-person dem- os, we shipped Arc to reviewers around the world to secure unbiased, third party reviews ahead of launch. Alongside the three new products, in June we launched Sonos S2, a powerful new app and operating system to enable a new generation of Sonos products and experiences. In addition to new features, usability updates, and more personalization moving forward, Sonos S2 will enable higher resolution audio technologies for music and home theater. We have focused on driving adoption of the new app and it is being well received and reviewed by owners as they move their systems and become familiar with the new features and functionality, earning it a 4.5 star rating in the Apple app store. Rapidly Changing Environment – Adjusting and Positioning Business for Long-Term Success We are pleased to report that our request for exclusion from the August 2019 Section 301 Tariff Action (List 4A) has been granted and our speaker and component products, essentially all of our products currently subject to 7.5% tariffs, will enjoy an exemption retroactive to Septem- ber 1, 2019 and carrying through to August 31, 2020. We have begun the process of seeking refunds for the approximately $30 million in tariffs paid through July, though we do not expect this process to be completed for a number of months. We have also begun the process to ap- ply for an extension beyond September 1st of the exclusions we have received. We feel good about our continued efforts to diversify our supply chain into Malaysia and remain focused on prioritizing US-bound production in order to offset any tariff expense in the event any further exemptions are not granted. Due to COVID-19 related government restrictions in Malay- sia, however, we are experiencing delays. While we plan to have significant US-bound production from Malaysia ramped up in the first quarter of fiscal 2021, based on current opening timelines, we now expect that our ramp up in Malaysia will take until mid 2021 to be fully complete. 3 Q3 FY2020

In late June, as part of our restructuring plan, we made the tough decision to say goodbye to 12% of our global team and close down six satellite office locations and our New York retail store. We continue to prioritize our investment in new products and services and believe that this reorganization positions us to seize new opportunities that are certain to arise. We remain focused on our long-term product roadmap and cadence of two new products a year while also continuing to experiment with new business models and partnerships, like our existing partner- ship with IKEA, Sonos for Business, and Sonos Radio, among others. Our restructuring efforts are expected to result in savings of approximately $7.5 million in the fourth quarter positioning us more efficiently to continue delivering sustainable, profitable growth over the long-term. Our balance sheet is strong and we are confident in our liquidity position. We generated $44 million of free cash flow, ending the third quarter with $329 million in cash and cash equivalents, and continue to have very minimal long-term debt. Strength of Our Intellectual Property Assets We continue to work towards realizing the value of our intellectual property assets while also investing in expanding our patent portfolio to capture our ongoing innovations. As we continue our history of inventing new capabilities, we have received dozens of new patents every year. We have demonstrated a commitment to protecting our IP rights through litigation. We previ- ously achieved a successful outcome against Denon and, as announced last week, we have now done so again in our litigation against Lenbrook Industries, the maker of Bluesound prod- ucts. Under a confidential settlement, Lenbrook Industries has entered into a multi-year agree- ment for a license to Sonos patents for all BluOS enabled devices worldwide. In the meantime, we have been proceeding against Google in the United States International Trade Commission. We remain confident in our case, which is set for trial towards the end of February 2021. 4 Q3 FY2020

Fourth Quarter and Fiscal 2020 Outlook We feel confident about our business given the strong demand we are seeing for our products, the decisions we have made to position our business to be stronger and more efficient, and the resiliency of our teams as they continue to operate from home. The vast majority of our physical retail partners were closed for in-store sales for much of the third quarter. As of late June, we are starting to see most physical retail stores reopen, but many with capacity and other restrictions. It remains unknown what further changes could take place and what the long-term impact to physical retail will be. Regardless, we feel confi- dent in our ability to continue to scale our direct-to-consumer channel over time. Given the strength we experienced during the third quarter and continued momentum into the fourth quarter, we expect fiscal 2020 revenue to be in the range of $1.277 billion to $1.292 billion, representing 2% year-over-year growth at the midpoint. Including the effect of tariffs, gross margins are expected to be in the range of 42.6% to 42.8% in fiscal 2020. Excluding an approximate $33 million in costs related to the tariff imposed on goods manufactured in China in fiscal 2020, we expect gross margins in the range of 45.2% to 45.3%. Our efforts to reduce operating expenses coupled with our continued gross margin expansion should result in ad- justed EBITDA in the range of $85 million to $95 million in fiscal 2020. Given our year-to-date actuals, this translates to fourth quarter 2020 revenue guidance in the range of $290 million to $305 million, representing 1% year-over-year growth at the midpoint. We expect to maintain the strong gross margin trends we have attained throughout the year, driven largely by product and channel mix. Including the effect of tariffs, we expect gross mar- gins in the range of 46.0%-46.5%. Excluding an approximate $3 million in tariff costs, we an- ticipate gross margins in the range of 47.2% to 47.4% during the fourth quarter. We expect adjusted EBITDA in the range of $23 million to $33 million, a meaningful increase from the $3 million adjusted EBITDA loss reported last year, and representing adjusted EBITDA margins in the range of 7.9% to 10.8% for the quarter. We are confident that the actions we have taken this quarter and the way we are operating today set us up for long-term success. In closing, I would be remiss if I did not address our commitment at Sonos to do our part in order to change the systemic racism that exists in society. We are focused on ensuring that Sonos is a place where our Black colleagues feel welcome, included and represented. Through our Sonos Soundwaves program we will continue our efforts to support underrepresented groups, especially Black and Latinx youth. Sonos has also donated to the Emergency Fund for Racial Justice and I encourage our employees and all of you to educate, listen and contribute to help drive much needed change. Instead of a playlist this quarter, I’m including a link to a podcast with Rashad Robinson, President of Color of Change, that covers what it will take for tech to become anti-racist: https://open.spotify.com/episode/69biuGAt9OSVRlLyVWGisg Patrick Spence CEO 5 Q3 FY2020

SONOS

FINANCIAL SUMMARY
Q3 FY2020 results (three months ended June 27, 2020)

Highlights

- Q3 revenue of $249.3 million, representing a 4.2% decline year-over-year and 3.1% decline on a constant currency basis.

- Gross margin decreased 110 basis points year-over-year to 44.0%. Excluding the impact of tariffs, gross margin increased 60 basis points year-over-year to 45.7%.

- Net loss of $57.0 million compared to $14.0 million last year.

- Adjusted EBITDA loss of $2.7 million, compared to earnings of $6.8 million last year. Excluding the impact of tariffs, adjusted EBITDA was $1.3 million.

Revenue

In Q3 FY2020, we sold 923,267 products, representing a 31.3% decline year-over-year. The decrease in products sold is largely due to a shift in sales into higher price products, most notably our recent new product introductions, as well as a significant decline in lower price point IKEA module orders given IKEA store closures and annualizing the launch of our partnership.

We generated revenue of $249.3 million, a decrease of 4.2% compared to the prior year. Demand during the third quarter outpaced our expectations and we experienced inventory shortages across a range of products. Our direct to consumer sales increased 299% during the quarter and we saw strong performance from the launch of our new products, Arc, Five and Sub. Our revenue was negatively impacted during the quarter as a result of the ongoing effects of physical retail store closures stemming from the COVID-19 pandemic and constrained product availability as demand exceeded our expectations.

Sonos speakers revenue represented 79.0% of total revenue during the third quarter and increased by 1.3% driven by the success of the At Home with Sonos promotion and the launch of several new products in the category including Arc, Five, and Sub which launched during the quarter and Move and One SL which launched in the fourth quarter fiscal 2019. Sonos System Products revenue represented 16.9% of total revenue and decreased by 9.3%. In both categories, demand outpaced expectations and we saw some supply shortages across a range of products. Partner Products and Other revenue decreased by 47.0% driven by lower IKEA revenue as the retailer paused ordering modules given their store closures and smaller online presence, as well as annualizing the launch of our partnership.

In Q3 FY2020, Americas increased revenue by 3.8% and EMEA decreased 4.9% year-over-year. APAC revenue decreased by 45.6% primarily due to the recognition of IKEA related revenue in that region and the above mentioned factors impacting IKEA revenue during the quarter.

	Three Months Ended		Nine Months Ended	
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
(unaudited, in thousands)				
Sonos speakers	$ 196,895	$ 194,285	$ 779,939	$ 790,896
Sonos system products	42,164	46,488	150,887	137,486
Partner products and other revenue	10,251	19,346	55,665	38,281
Total revenue	**$ 249,310**	**$ 260,119**	**$ 986,491**	**$ 966,663**

6 Q3 FY2020

Note: Beginning in the first quarter fiscal 2020, we started reporting our product revenue in the following categories: Sonos speakers (wireless, home theater, etc.), Sonos system products (components, other system products, etc.), and Partner products and other revenue (module revenue, partner revenue, licensing, accessories, etc.) to further align our revenue reporting with the evolving nature of our products, customers’ engagement across multiple categories and how we evaluate our business. Please visit the Quarterly Earnings section of our Investor Relations website for historical product revenue based on these new categories. Gross Margin Our Q3 FY2020 gross margin of 44.0% was 110 points lower than Q3 FY2019 driven by the introduction of tariffs in September 2019. Excluding the effects of tariffs, gross margin would have increased 60 basis points to 45.7% driven by volume and mix shifts into higher margin products and channels as well as product and material cost reductions associated with the consolidation of our supplier base and successful cost negotiations, partially offset by expe- dited freight costs to increase inventory levels and fill backorders to meet the higher than ex- pected demand and other costs. Operating Expenses Total operating expenses in Q3 FY2020 increased 25.9% to $166.7 million. Excluding the $26.2 million in restructuring and related expenses for employee severance and benefits costs, site closures, and other costs, our operating expenses in Q3 FY2020 increased 6.1% from Q3 FY2019. In Q3 FY2020, research and development expenses increased $13.4 million, or 30.2% com- pared to Q3 FY2019. Excluding the impact of $4.9 million of restructuring and related expenses for employee severance and benefit costs, site closures, and other costs, research and devel- opment expenses for Q3 FY2020 increased by 19.1%. This increase was due to an increase of $9.4 million in personnel-related expenses primarily due to increased headcount, as well as higher stock-based compensation primarily due to the shift from issuance of stock options to RSUs, offset by approximately $1.0 million of other research and development costs. In Q3 FY2020, sales and marketing expenses increased $15.8 million, or 25.7% compared to Q3 FY2019. Excluding the impact of $19.8 million restructuring and related expenses for employee severance and benefit costs, site closures, and other costs, sales and marketing expenses in Q3 FY2020 decreased 6.5%. This decrease was related to $5.1 million in lower marketing and advertising expenses, offset by an increase of $1.3 million in revenue-related sales fees resulting from higher sales in our direct-to-consumer business. In Q3 FY2020, general and administrative expenses increased $5.1 million, or 19.1%. Excluding the impact of $1.4 million of restructuring and related expenses for employee severance and benefit costs, site closures, and other costs, general and administrative expenses in Q3 FY 2020 increased 13.8%. This increase was primarily due to $4.1 million in legal fees paid in con- nection with our IP litigation, offset by decreases in other costs resulting from our initiatives to reduce our operating expenses. Excluding the $4.1 million in IP-litigation fees and restructur- ing expenses during the quarter, general and administrative expenses decreased 1.8%. 7 Q3 FY2020

Q&A Conference Call Webcast – 5 p.m. EST on August 5, 2020

The Company will host a webcast of its conference call and Q&A related to Q3 results on August 5, 2020 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Participants may access the live webcast in listen-only mode on the Sonos investor relations website at https://investors.sonos.com/news-and-events/default.aspx. An archived webcast of the conference call will also be available at https://investors.sonos.com/news-and-events/default.aspx following the call. The conference call may also be accessed by dialing (833) 921-1637 with conference ID 1188478. Participants outside the U.S. can access the call by dialing (236) 714-2128 using the same conference ID.

Use of Non-GAAP Measures

We have provided in this letter financial information that has not been prepared in accordance with generally accepted accounting principles ("U.S. GAAP"), including adjusted EBITDA, adjusted EBITDA margin, free cash flow, gross margin excluding the impact of tariffs, adjusted EBITDA excluding the impact of tariffs, operating expenses excluding restructuring costs, research and development costs excluding restructuring costs, general and administrative expenses excluding restructuring costs, general and administrative expenses excluding restructuring costs and IP-litigation fees and constant currency growth percentages. These non-GAAP financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents provided in the financial statement tables above. We define adjusted EBITDA as net income (loss) adjusted to exclude the impact of depreciation, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes and other items that we do not consider representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted EBITDA divided by revenue. We calculate gross margin excluding the impact of tariffs as gross profit dollars removing the impact of tariffs imposed on goods imported to the U.S. from China divided by revenue. We define free cash flow as defined as net cash from operations less purchases of property and equipment. We calculate adjusted EBITDA excluding the impact of tariffs as net income (loss) excluding the impact of tariffs imposed on goods manufactured in China and adjusted to exclude the impact of depreciation, stock-based compensation expense, interest income, interest expense, other income (expense), income taxes and other items that we do not consider representative of our underlying operating performance. We calculate constant currency growth percentages by translating our prior-period financial results using the current period average currency exchange rates and comparing these amounts to our current period reported results. We do not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because we cannot do so without unreasonable effort due to unavailability of information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require esti-

8 Q3 FY2020

mates for items such as stock-based compensation, which is inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult to estimate because it depends on our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based compen- sation expense for the year with reasonable accuracy in the current quarter. As a result, we do not believe that a GAAP reconciliation would provide meaningful supplemental information about our outlook. Forward Looking Statements This letter contains forward-looking statements that involve risks and uncertainties. These for- ward-looking statements include statements regarding our outlook for the forth quarter and fiscal year ended October 3, 2020, our long-term focus, financial, growth and business strat- egies and opportunities, growth metrics and targets, product launches, profitability and gross margins, product feature and technological updates, our intellectual property and related liti- gation, our planned supply chain diversification efforts, our restructuring efforts, our inventory management efforts, our tariff expense and tariff exclusion efforts and other factors affecting variability in our financial results. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic and related mitigation efforts on our indus- try, our retail partners and our business, financial condition and results of operations; changes in general economic or market conditions that could affect consumer income and overall con- sumer spending; our ability to successfully introduce new products and maintain the success of our existing products; the success of our efforts to expand our direct-to-consumer channel; the success of our financial, growth and business strategies; our ability to integrate acquisi- tions; our ability to meet growth targets; our ability to reduce costs and to cost-effectively im- prove our products; our ability to successfully execute any restructuring plans and realize their expected benefits; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; the success of our efforts to improve brand awareness; our expectations of seasonality and other factors causing variability in our fi- nancial results; our ability to manage our international expansion; the impact of tariffs on goods imported into the United States; our ability to diversify our supply chain; our ability to defend our patents and the continued strength of our patent portfolio; and the other risk factors set forth under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 and our other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this letter, and we undertake no obligation, and ex- pressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events. Sonos and Sonos product names are trademarks or registered trademarks of Sonos, Inc. All other product names and services may be trademarks or service marks of their respective owners. 9 Q3 FY2020

Condensed consolidated statements of operations and comprehensive income (loss) (unaudited, in thousands, except share and per share amounts) Three Months Ended Nine Months Ended June 27, June 29, June 27, June 29, 2020 2019 2020 2019 Revenue $ 249,310 $ 260,119 $ 986,491 $ 966,663 Cost of revenue 139,519 142,749 576,071 563,591 Gross profit 109,791 117,370 410,420 403,072 Operating expenses Research and development 57,770 44,355 159,890 121,530 Sales and marketing 77,273 61,482 205,201 176,705 General and administrative 31,662 26,583 87,989 74,308 Total operating expenses 166,705 132,420 453,080 372,543 Operating income (loss) (56,914) (15,050) (42,660) 30,529 Other income (expense), net Interest income 81 1,432 1,954 2,933 Interest expense (360) (626) (1,187) (1,914) Other income (expense), net 365 1,068 3,366 (3,640) Total other income (expense), net 86 1,874 4,133 (2,621) Income (loss) before provision for (benefit from) income taxes (56,828) (13,176) (38,527) 27,908 Provision for (benefit from) income taxes 152 833 (1) 3,074 Net income (loss) $ (56,980) $ (14,009) $ (38,526) $ 24,834 Net income (loss) attributable to common stockholders: Basic $ (56,980) $ (14,009) $ (38,526) $ 24,834 Diluted $ (56,980) $ (14,009) $ (38,526) $ 24,834 Net income (loss) per share attributable to common stockholders: Basic $ (0.52) $ (0.13) $ (0.35) $ 0.24 Diluted $ (0.52) $ (0.13) $ (0.35) $ 0.22 Weighted-average shares used in computing net income (loss) per share attributable to common stockholders: Basic 109,477,622 105,522,313 109,325,785 102,667,316 Diluted 109,477,622 105,522,313 109,325,785 112,542,998 Total comprehensive income (loss) Net income (loss) $ (56,980) $ (14,009) $ (38,526) $ 24,834 Change in foreign currency translation adjustment 219 (663) (731) 506 Comprehensive income (loss) $ (56,761) $ (14,672) $ (39,257) $ 25,340 10 Q3 FY2020

Condensed consolidated balance sheets (unaudited, dollars in thousands, except par values) As of June 27, September 28, 2020 2019 Assets Current assets: Cash and cash equivalents $ 329,122 $ 338,641 Restricted cash 183 179 Accounts receivable, net of allowances 50,358 102,743 Inventories 88,441 219,784 Prepaids and other current assets 18,923 17,762 Total current assets 487,027 679,109 Property and equipment, net 64,840 78,139 Operating lease right-of-use assets 43,325 — Goodwill 15,545 1,005 Intangible assets, net 26,782 13 Deferred tax assets 1,350 1,154 Other noncurrent assets 5,759 2,185 Total assets $ 644,628 $ 761,605 Liabilities and stockholders’ equity Current liabilities: Accounts payable $ 106,519 $ 251,941 Accrued expenses 47,750 69,856 Accrued compensation 51,010 41,142 Short-term debt 8,333 8,333 Deferred revenue, current 14,731 13,654 Other current liabilities 29,351 17,548 Total current liabilities 257,694 402,474 Operating lease liabilities, noncurrent 53,017 — Long-term debt 19,897 24,840 Deferred revenue, noncurrent 45,634 42,795 Other noncurrent liabilities 7,187 10,568 Total liabilities 383,429 480,677 Stockholders’ equity: Common stock, $0.001 par value 115 110 Treasury stock (53,317) (13,498) Additional paid-in capital 562,098 502,757 Accumulated deficit (246,902) (208,377) Accumulated other comprehensive loss (795) (64) Total stockholders’ equity: 261,199 280,928 Total liabilities and stockholders’ equity: $ 644,628 $ 761,605 11 Q3 FY2020

Condensed consolidated statements of cash flows (unaudited, in thousands) Nine Months Ended June 27, June 29, 2020 2019 Cash flows from operating activities Net income (loss) $ (38,526) $ 24,834 Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization 27,692 27,403 Impairment and abandonment charges 14,047 — Stock-based compensation expense 41,638 33,525 Other 4,371 1,962 Deferred income taxes (176) (129) Foreign currency transaction (gain) loss (1,491) 1,430 Changes in operating assets and liabilities: Accounts receivable, net 53,418 (19,114) Inventories 129,623 69,683 Other assets (4,400) (5,434) Accounts payable and accrued expenses (162,137) (33,680) Accrued compensation 8,038 1,091 Deferred revenue 3,506 5,279 Other liabilities 7,548 4,086 Net cash provided by operating activities 83,151 110,936 Cash flows from investing activities Purchases of property and equipment and intangible assets (29,905) (14,092) Cash paid for acquisition, net of acquired cash (36,289) — Net cash used in investing activities (66,194) (14,092) Cash flows from financing activities Repayments of borrowings (5,000) — Payments for purchase of treasury stock (39,819) (832) Proceeds from exercise of common stock options 17,708 22,034 Payments of offering costs — (585) Net cash provided by (used in) financing activities (27,111) 20,617 Effect of exchange rate changes on cash, cash equivalents and restricted cash 639 (103) Net increase (decrease) in cash, cash equivalents and restricted cash (9,515) 117,358 Cash, cash equivalents and restricted cash Beginning of period 338,820 221,120 End of period $ 329,305 $ 338,478 Supplemental disclosure Cash paid for interest $ 1,318 $ 1,334 Cash paid for taxes, net of refunds $ 1,153 $ 2,534 Cash paid for amounts included in the measurement of lease liabilities $ 11,689 $ — Supplemental disclosure of non-cash investing and financing activities Purchases of property and equipment in accounts payable and accrued expenses $ 3,055 $ 6,053 Right-of-use assets obtained in exchange for new operating lease liabilities $ 75,913 $ — 12 Q3 FY2020

Non-GAAP reconciliation (unaudited, dollars in thousands) Three Months Ended Nine Months Ended June 27, June 29, June 27, June 29, 2020 2019 2020 2019 (in thousands, except percentages) Net income (loss) $ (56,980) $ (14,009) $ (38,526) $ 24,834 Add (deduct): Depreciation and amortization 8,861 8,439 27,692 27,403 Stock-based compensation expense 15,041 13,408 41,638 33,525 Interest income (81) (1,432) (1,954) (2,933) Interest expense 360 626 1,187 1,914 Other (income) expense, net (365) (1,068) (3,366) 3,640 Provision for (benefit from) income taxes 152 833 (1) 3,074 Restructuring and related charges 26,160 — 26,160 — Legal and transaction related costs (1) 4,132 — 9,285 — Adjusted EBITDA $ (2,720) $ 6,797 $ 62,115 $ 91,457 Revenue $ 249,310 $ 260,119 $ 986,491 $ 966,663 Adjusted EBITDA margin (1.1) % 2.6% 6.3% 9.5% (1) Legal and transaction related costs consist of expenses related to our intellectual property ("IP") litigation against Alphabet Inc. and Google LLC as well as legal and transaction costs associated with our recent acquisition activity, which we do not consider representative of our underlying operating performance. 13 Q3 FY2020

Stock-based compensation (unaudited, in thousands) Three Months Ended Nine Months Ended June 27, June 29, June 27, June 29, 2020 2019 2020 2019 Cost of revenue $ 306 $ 298 $ 866 $ 701 Research and development 6,154 4,904 16,697 12,792 Sales and marketing 3,710 3,608 10,658 9,416 General and administrative 4,871 4,598 13,417 10,616 Total stock-based compensation expense $ 15,041 $ 13,408 $ 41,638 $ 33,525 Restructuring and related costs (unaudited, in thousands) Three Months Ended June 27, 2020 (In thousands) Research and development $ 4,949 Sales and marketing 19,788 General and administrative 1,423 Total $ 26,160 Free cash flow reconciliation (unaudited, in thousands) Nine Months Ended June 27, June 29, 2020 2019 Cash flows provided by operating activities $ 83,151 $ 110,936 Less: purchases of property and equipment and intangible assets (29,905) (14,092) Free cash flow $ 53,246 $ 96,844 14 Q3 FY2020